Exhibit 10.2
                                                                    ------------

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         EMPLOYMENT AGREEMENT,  made as of the 1st day of January,  2000, by and between  Augustine Y. Cheung (the  "Executive"),  an individual  residing at c/o

Celsion Corporation,  10220-1 Old Columbia Road, Columbia,  Maryland 21046-1705,

and Celsion Corporation (the "Company"),  a Maryland corporation with offices at

10220-1 Old Columbia Road, Columbia, Maryland 21046- 1705.

                              W I T N E S S E T H:
                              - - - - - - - - - --

         WHEREAS,  the  Executive  is  currently  employed by the Company as its

Chairman and Chief Science  Officer,  and the Company desires that the Executive shall continue to be employed by it and render services to it, and the Executive is willing to continue to be so employed  and to render  services,  all upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       Employment, Duties and Acceptance.
                  ----------------------------------

                  1.1 The Company  hereby employs  Executive,  and the Executive hereby accepts  employment,  for the term ("Term) set forth in Section 2 hereof,

to render  services to Company as its Chairman and Chief  Science  Officer.  The

Executive  represents  and  warrants to the  Company  that he has full power and authority to enter into this  Agreement and that he is not under any  obligation of a contractual  or other nature to any person,  firm or  corporation  which is


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inconsistent or in conflict with this Agreement,  or which would prevent,  limit or impair in any way the performance by Executive of his obligations hereunder.

                  1.2 The  Executive  will serve as Chairman  and Chief  Science

Officer of the Company and as a member of its Board of Directors when elected as such, will have general supervision over the research and development operations of the Company and its  subsidiaries or affiliates  (referred to collectively as

"Affiliates") and will have such other duties and  responsibilities,  consistent with his position as Chairman and Chief Science  Officer,  as may  reasonably be assigned to him by the Board of Directors. In addition, the Executive will serve as a  senior  officer  and a  director  (when  elected  as  such) of each of the

Company's Affiliates. The Executive will report to the Board of Directors of the

Company.

                  1.3 The  Executive  shall devote all of his business  time and effort  to the  business  and  affairs  of the  Company,  and shall use his best efforts,  skills, and abilities to promote the interests of the Company,  except for  reasonable  vacations  and during  periods of  illness or  incapacity,  but nothing contained in this Agreement shall prevent the Executive from engaging in charitable,  community  or  other  business  activities  provided  they  do  not

interfere  with  the  regular   performance  of  the   Executive's   duties  and


responsibilities under this Agreement.

                  1.4 Unless  the  Executive  and the  Company  shall  otherwise agree, the Executive's  principal place of employment shall be in and around the

Columbia,  Maryland  area,  but the duties of the  Executive  shall include such visits to the Company's Affiliates,  research and development partners,  product and clinical trial test sites, customers,  investment and other bankers, in each case at the expense of the Company,  as the  Executive  determines is reasonably required in the performance of the Executive's responsibilities.

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         2.       Term.
                  -----

                  2.1 The Term of this  Agreement will commence as of January 1,

2000 and will  terminate at the close of business on December  31, 2002,  unless sooner terminated in accordance with the provisions of this Agreement  ("Initial

Term").   Thereafter,  the  employment  of  the  Executive  shall  continue  for successive  one-year  periods  (each  such one  year  period  being  hereinafter referred to as a "Renewal  Term") unless the Corporation or Executive shall give notice  to the  other at least  six  months  prior to the end of the Term or any

Renewal Term of the election of the  Corporation  or the  Executive to terminate the  employment  of the  Executive  at the end of the Term or the  then  current

Renewal Term.

         3.       Base Salary.
                  ------------
                  3.1 For all  services  performed by the  Executive  under this

Agreement,  the Executive  shall be paid a base salary  ("Base  Salary") for the calendar  year  2000 at the  annual  rate  of  $240,000.  The  Base  Salary  for subsequent years shall be the greatest of (i) one hundred five percent (105%) of the  Base  Salary  for  the  prior  calendar  year;  (ii)  the  product  of  the multiplication of the Base Salary during the calendar year immediately preceding by the sum of (y) one  hundred  percent  plus  (z) the  amount  (expressed  as a percent)  by which the most  recently  reported  Consumer  Price  Index  ("CPI")

applicable to the Washington -Baltimore  Metropolitan region is greater than the

CPI for that same region for the prior twelve  months;  or (iii) the sum offered by the Board of  Directors  after a review  taking into  account  corporate  and individual performance, the Company's prospects and general business conditions.

                  3.2 Base Salary shall be paid in equal monthly or semi-monthly installments in keeping with the Company's standard payroll policies  applicable to its senior executives.


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         4.       Option to Acquire Bonus Shares.
                  -------------------------------

                  4.1 The Company hereby agrees to grant to Executive as a bonus an option to acquire three hundred (300,000) thousand (the "Bonus Shares") fully paid and  non-assessable  shares of common stock, par value $0.01 per share (the

"Common Stock") of the Company. The purchase price for each Bonus Share shall be the average of the closing price of the Company's Common Stock during the fiscal quarter ended  December 31, 1999.  One hundred  (100,000)  thousand of the Bonus

Shares may be acquired by Executive on or after March 15, 2000,  and one hundred

(100,000)  thousand of the Bonus Shares may be acquired by Executive on or after each of October 1, 2001,  and October 1, 2002.  If  Executive is not employed by the  Company at any of the three  vesting  dates,  he shall not be  entitled  to acquire the Bonus Shares  attributable  to that date.  The Company  shall at all times reserve for issuance  and/or  delivery such number of shares of its Common

Stock as shall  be  required  for  issuance  or  delivery  as Bonus  Shares.  No fractional  shares or scrip  representing  fractional  shares shall be issued as

Bonus  Shares.  Bonus  Shares  will not be  registered  under  federal  or state securities laws, and will have the status of restricted securities. Bonus Shares may not be sold or offered  for sale in the  absence of  effective  registration under such securities laws, or an opinion of counsel satisfactory to the Company that such  registration is not required.  The Company will not include any Bonus

Shares  in  any  registration   statement  unless  there  shall  be  a  specific

affirmative agreement to do so by an investment banking firm which has agreed to serve as  underwriter  of a public cash  offering of the  Company's  securities.

Bonus  Shares may be sold by the  Executive  in  transactions  permitted  by the provisions of Rule 144 of the Securities Act of 1933,  but  notwithstanding  the provisions  of  Rule  144,  Executive  agrees  that he will  not  undertake  any disposition of the Bonus Shares in the twelve month period  beginning when sales under  Rule 144 are  permissible  without  the  approval  of a  majority  of the disinterested  members of the Board of  Directors  of the  Company.  In case the


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Company shall at any time subdivide or combine the outstanding  shares of Common

Stock,  the number of Bonus Shares the Executive shall have the right to acquire shall be proportionately  increased in the case of such subdivision or decreased in the  case  of  such  combination  (on  the  date  that  such  subdivision  or combination  shall become  effective).  Bonus  Shares shall bear an  appropriate restrictive legend, referring to the provisions hereof.

         5. Incentive Compensation.  As incentive compensation to Executive, the

Company hereby grants to Executive the right to acquire from the Company,  on an original  issue basis,  an aggregate of seven hundred  (700,000)  thousand fully paid and non-assessable  shares of Common Stock (the "Incentive  Shares") at the several purchase prices  designated below upon the achievement by the Company of

the  several  corporate   accomplishments   (the  "Milestones")   listed  below.

Executive's  right as set forth  herein  shall be  available  at any time on and after the date on which the first  Milestone  is  achieved  and so long as he is employed by the Company,  but not later than 5:00 P.M. (New York time)  December

31, 2004 (the  "Expiration  Date"),  upon notice to the Company at its principal office at 10220-I Old Columbia Road, Columbia, MD 21046-1705, Attention: Spencer

J. Volk, President and Chief Executive Officer (or at such other location as the

Company may advise the  Executive in writing).  The notice shall be executed and delivered  with the Purchase Form attached  hereto duly filled in and signed and upon payment in cash or cashier's check of the aggregate  Purchase Price for the number of shares which Executive is acquiring  determined in accordance with the provisions hereof.


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



                  5.1      For purposes of this paragraph:

                           A.  Corporate   Milestones.   The  right  to  acquire

Incentive  Shares shall be available in tranches as indicated  herein if, as and when the Company has achieved the first two of the following Class X Milestones:

                                    > Execution  and  delivery  of an  agreement

with one or more strategic  partners to the Company  providing for the marketing and  distribution  of any one of the  Company's  products  related to its breast cancer treatment system. (Tranche: 150,000 shares)

                                    > Execution  and  delivery  of an  agreement

with one or more strategic  partners to the Company  providing for the marketing and  distribution  of any one of the  Company's  products  related  to  treating chronic prostate enlargement  condition,  common in older males, known as benign prostatic hyperplasia ("BPH") (Tranche: 150,000 shares).

                                    > Execution  and  delivery  of an  agreement

with one or more strategic  partners to the Company  providing for the marketing and  distribution  of any one of the  Company's  products  related  to  liposome compounds  that can carry  chemotherapy  drugs to a tumor site and release their payload quickly when triggered by targeted heat. (Tranche: 150,000 shares).

                  Only 300,000 shares may be issued with respect to Class X Milestones.

                                    The right to acquire  Incentive Shares shall

be  available  in tranches as  indicated  herein if, as and when the Company has achieved any of the following Class Y Milestones:

                                    >Obtaining  pre-marketing  approval from the

United  States  Food  and  Drug  Administration  for  commercialization  of  the

Company's BPH treatment system. (Tranche: 150,000 shares)

                                    > Obtaining  pre-marketing approval from the

United  States  Food  and  Drug  Administration  for  commercialization  of  the

Company's breast cancer treatment system. (Tranche: 150,000 shares).

                           As  a  Class  Z  Milestone,   the  right  to  acquire

Incentive Shares shall be available as to a tranche of 100,000 shares if, as and when the Company has  achieved net income of  $1,000,000  or more for any fiscal year prior to the Expiration Date.

             A.  Purchase  Price.  The  Purchase  Price  per  share  shall be as follows:

                 On achieving  the first  Milestone,      $0.80 per share;

                 On achieving the second  Milestone,      $1.00 per share;

                 On achieving the third   Milestone,      $1.20  per  share;

                 On  achieving  the  fourth Milestone,    $1.40 per share,  and

                 On achieving the fifth Milestone,        $1.60 per share.

             B. Acquisition of Incentive Shares. Executive may acquire Incentive

             Shares in  tranches as set forth as each  Milestone  is achieved at any time or from  time to time on or after the date  hereof  and so long as he is employed by the Company, but not later than 5:00 p.m.

             New York time,  on the  Expiration  Date.  If such date is a day on which banking institutions are authorized by law to close, then the

             Expiration Date shall be on the next succeeding day which shall not be such a day.  Incentive  Shares may be acquired without regard to the sequence in which the Milestones  have been achieved.  A Notice of Intention to acquire  Incentive Shares shall be submitted by the

             Executive to the  Company's  Board of  Directors,  identifying  the

             Milestone achieved and the number of shares covered by the relevant tranche.  The Board of Directors  shall be deemed to have  approved the relevant acquisition of Incentive Shares unless, within seventy two (72) hours of the  submission of the Notice of  Intention,  the

             Board adopts a resolution determining that Incentive Shares may not be  issued  as  to  the  Milestone  identified  in  the  Notice  of

             Intention.  In  the  absence  of  such a  disaffirming  resolution,

             Executive may acquire  Incentive Shares  thereafter by presentation of the Notice of  Intention  either to the Company or at the office of its stock transfer  agent, if any, and accompanied by payment in cash or cash  equivalent  of the  Purchase  Price for the number of

             Incentive  Shares  specified in such Notice of Intention,  together with all federal and state taxes applicable upon such exercise.

         C.  Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for  issuance  such number of shares of its

             Common  Stock as shall be  required  for  issuance  or  delivery as

             Incentive  Shares  upon  achievement  of the  Milestones  set forth herein.

         D.  Vesting.   Incentive  Shares  shall  vest  in  the  Executive  upon
             issuance.

         E.  Anti-Dilution Provisions.

                  (1) Adjustment of Number of Incentive Shares. Anything in this

         Paragraph  (F) to the  contrary  notwithstanding,  in case the  Company shall at any  time  issue  Common  Stock  by way of  dividend  or other distribution  on any stock of the Company or  subdivide  or combine the outstanding  shares  of  Common  Stock,  the  Purchase  Price  shall be proportionately  decreased  in the  case of such  issuance  (on the day following  the date  fixed for  determining  shareholders  entitled  to receive such dividend or other  distribution)  or decreased in the case of such  subdivision or increased in the case of such  combination  (on the date that such subdivision or combination shall become effective).

                  (2)  No  Adjustment  for  Small  Amounts.   Anything  in  this

         Paragraph (F) to the contrary notwithstanding, the Company shall not be required to give effect to any  adjustment in the Purchase Price unless and until  the net  effect of one or more  adjustments,  determined  as above  provided,  shall have required a change of the Exercise Price by

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         at least one cent,  but when the cumulative net effect of more than one adjustment so determined  shall be to change the actual  Purchase Price by at least one cent, such change in the Purchase Price shall thereupon be given effect.

                  (3) Number of Incentive Shares  Adjusted.  Upon any adjustment of the Purchase  Price other than pursuant to Paragraph  (F)(1) hereof,

         the Executive  shall  thereafter  (until  another such  adjustment)  be entitled to purchase,  at the new Purchase Price, the number of shares,

         calculated  to the nearest  full share,  obtained  by  multiplying  the number of shares of Common Stock initially  issuable upon achieving any

         Milestone  by the  Purchase  Price in  effect  on the date  hereof  and dividing the product so obtained by the new Purchase Price.

         F.       Reclassification,  Reorganization  or  Merger.  In case of any reclassification,  capital  reorganization  or other change of outstanding  shares of Common Stock of the Company (other than a change  in par  value,  or from par value to no par value or from no par value to par value,  or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or  merger of the  Company  with or into  another  corporation

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                  (other  than a merger in which the  Company is the  continuing corporation and which does not result in any reclassification,

                  capital  reorganization or other change of outstanding  shares of  Common  Stock)  or in case of any  sale or  conveyance  to another  corporation  of the  property  of the  Company  as an entirety or  substantially  as an entirety,  the Company shall cause  effective  provision  to be made so that the  Executive shall  have  the  right  thereafter  as he  has  hereunder  to purchase  the kind and  amount  of  shares  of stock and other securities and property receivable upon such reclassification,

                  capital reorganization or other change, consolidation, merger,

                  sale or conveyance. The foregoing provisions of this Paragraph

                  (G) shall  similarly  apply to  successive  reclassifications,

                  capital  reorganizations and changes of shares of Common Stock

                  and   to   successive   consolidations,   mergers,   sale   or

                  conveyances.   In  the   event   that  in  any  such   capital

                  reorganization  or  reclassification,  consolidation,  merger,

                  sale or conveyance, additional shares of Common Stock shall be issued in exchange,  conversion,  substitution or payment,  in whole or in part,  for or of a security of the  Company  other than Common Stock, any such issue shall be treated as an issue of Common  Stock  covered by the  provisions  hereof  with the amount of the  consideration  received  upon the issue thereof being  determined  by the Board of  Directors  of the Company,

                  such determination to be final and binding on the Executive.

         6.       Reimbursement for Expenses.
                  ---------------------------

                  6.1  Company  shall  reimburse  Executive  for all  reasonable out-of-pocket  expenses paid or incurred by him in the course of his employment,



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upon presentation by Executive of valid receipts or invoices therefor, utilizing procedures  and forms for that  purpose as  established  by Company from time to time.

         7.       Vacations.
                  ----------

                  7.1 Executive shall be entitled to reasonable vacations (which shall  aggregate  no less than four (4 ) weeks  vacation  with pay)  during each consecutive  12 month period  commencing  on the date hereof.  Executive may not accumulate  any vacation  days which remain unused at the end of any year during the term hereof without the prior consent of Company.

         8.       Employee Benefit Programs, etc.
                  ------------------------------

                  8.1 The Company shall provide the Executive with an automobile

(or at Employee's option, a cash allowance in the amount of $450.00 per month in lieu thereof) for use in the performance of Executive's duties, along with fuel,

fluids  and  maintenance,  upon such terms and  conditions  as are  approved  by

Company.  The Company will also either provide or pay or reimburse the Executive for the costs of a cellular telephone.

                  8.2 The Company  shall  provide the Executive at the Company's expense disability insurance providing for disability payments to the Executive,

in a sum at least equal to 70 % of his Base  Salary then in effect,  following a termination  of Executive's  employment  hereunder as a result of Disability (as defined  in  Section  9.2  below).  In the event  such  policy is not  obtained,

Executive  shall be entitled to  participate in such  disability  plan(s) as are available to Company executives generally.

                  8.3 The Company shall obtain at its expense,  and shall be the owner of, a policy on the life of the  Executive in the amount of Three  Million

($3,000,000) Dollars, naming the Company as the beneficiary.

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                  8.4 In  addition  to the  life  insurance  to be  provided  in

accordance  with  paragraph  8.3,   subject  to  the  Executive's   meeting  the

eligibility requirements of each respective plan, Executive shall participate in and be covered by each  pension,  life  insurance,  accident  insurance,  health insurance,  hospitalization  and any other employee benefit plan of Company,  as the case may be, made available  generally from and after the date hereof to its respective  senior  executives,  on the same basis as shall be available to such other executives without restriction or limitation by reason of this Agreement.

                  8.5 Nothing herein contained shall prevent the Company from at any time  increasing the  compensation  herein provided to be paid to Executive,

either  permanently  or for a limited  period,  or from paying bonuses and other additional compensation to Executive,  whether or not based upon the earnings of the business of Company,  or from  increasing or expanding any employee  benefit program  applicable  to the  Executive,  in the event the  Company,  in its sole discretion,  shall  deem  it  advisable  so to  do in  order  to  recognize  and compensate fairly Executive for the value of his services.

         9.       Death or Disability.
                  --------------------

                  9.1 If  Executive  shall  die  during  the term  hereof,  this

Agreement  shall   immediately   terminate,   except  that   Executive's   legal

representatives or designated beneficiaries shall be entitled to receive (i) the

Base Salary due to Executive  hereunder  to the last day of the month  following the month in which his death occurs,  payable in  accordance  with the Company's regular payroll practices,  (ii) all other benefits payable upon death under any employee  benefit  program or other  insurance  covering the Executive as of the date of death;  and (iii) a pro-rated  portion of the Bonus Shares payable under

Section 4.

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                  9.2 In  the  event  of the  Disability  of the  Executive,  as hereinafter  defined,  the  Executive  shall be  entitled to continue to receive payment of his Base Salary (prorated as may be necessary) in accordance with the terms of Section 3 hereof through the last day of the third month  following the month in which  Executive's  employment  hereunder is  terminated as a result of such  Disability.  At any time  after  the date of the  Notice  (as  hereinafter defined) and during the continuance of the Executive's  Disability,  the Company may at any time thereafter terminate Executive's employment hereunder by written notice to the  Executive.  The term  "Disability"  shall mean physical or mental illness or injury which  prevents the Executive  from  performing  his customary duties  for the  Company  for a period  of  sixty  (60)  consecutive  days or an aggregate period of one hundred twenty (120) days out of any consecutive  twelve

(12) months.  The date of commencement of Disability shall be the date set forth in the notice  (the  "Notice")  given by Company  to the  Executive  at any time following a  determination  of Disability,  which date shall not be earlier than the date the  Notice is given by  Company.  A  determination  of  Disability  by

Company shall be solely for the purposes of this Section 9.2 and shall in no way affect the  Executive's  status under any other  benefit plan  applicable to the

Executive.

                  9.3 Upon the  occurrence  of a  Disability,   and  unless  the

Executive's  employment  shall have been  terminated as provided in Section 9.2,

the Executive shall, during such time as he is continuing to receive Base Salary payments  as set forth in  Section  9.2,  perform  such  services  for  Company,

consistent with his duties under Section 1 hereof,  as he is reasonably  capable of  performing  in light  of the  condition  giving  rise to a  Disability.  All payments due under  Section 9.2 shall be payable in  accordance  with  Company's regular  payroll  practices.  Any  amount  paid to  Executive  pursuant  to this


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Agreement by reason of his Disability,  shall be reduced by the aggregate amount of all monthly  disability  payments  which the Executive is entitled to receive under all workers compensation plans,  disability plans and accident,  health or other  insurance plans or programs  maintained for the Executive by Company,  by any company controlling, controlled by or under common control with, Company.

                  9.4 In the event the Executive's  employment is terminated due to Disability,  the Executive shall be entitled,  in addition to the Base Salary payments  described in Section 9.2, to the Bonus  Shares  payable in  accordance with Section 4 for the fiscal year in which such Disability occurs, pro-rated by multiplying the Bonus Shares otherwise issuable by a fraction,  the numerator of which is the number of days the Executive  was employed  during such fiscal year and the denominator of which is 365.

         10.      Termination for Cause.
                  ----------------------

                  10.1     The  employment of the Executive may be terminated by

the Company for Cause.  For this purpose, "Cause" shall mean:

                     (i)   an  act   constituting  a  felony  and  resulting  or

                           intended to result,  directly or  indirectly,  in his

                           gain or  personal  enrichment  at the  expense of the

                           Company and its shareholders;

                     (ii)  dishonest acts against the Company;

                     (iii) illegal  drug use;

                     (iv)  grossly  or  willfully  neglecting  to carry  out his duties under this

                           Agreement resulting in material harm to the Company.

         The  Executive's  employment  shall not be  terminated  for Cause under clauses (ii) or (iv) unless

         (a) the  Executive has received at least 15 days notice of a meeting of the Board of Directors at which meeting the Board shall consider the existence of Cause, shall provide the Executive with an opportunity to be heard  before the  Board,  and,  following  such  consideration  and hearing, the Board has determined,  based upon credible evidence,  that grounds for Cause exist; and (b) the misconduct or breaches on which an assertion of Cause is based are not cured within 30 days  thereafter if such misconduct or breaches are capable of being cured.

                  10.2 In the event of a  termination  for Cause,  the Executive shall (a) be  entitled  to any  unpaid  Base  Salary pro rated up to the date of termination,  and (b)  shall  have  no  further  rights  under  this  Agreement.

Furthermore,  the  Executive  shall be and remain  subject to all  provisions of

Section 13 below for the period indicated therein,  but shall not receive any of the compensation set forth therein.

         11.     Termination Upon Change of Control or by Company Without Cause.
                 ---------------------------------------------------------------

                 11.1 A  "Change in Control" shall occur: (A) if any Person,  or combination of Persons (as hereinafter  defined), or any affiliate of any of the above,  is  or  becomes  the  "beneficial  owner"  (as  defined  in  Rule  13d-3 promulgated  under the Securities  Exchange Act of 1934) directly or indirectly,

of securities of the Company  representing twenty- five percent (25%) or more of the total number of outstanding shares of common stock of the Company; or (B) if individuals  who,  at the date of this  Agreement,  constitute  the  Board  (the

"Incumbent  Directors") cease, for any reason, to constitute at least a majority thereof, provided that any new director whose election was approved by a vote of at least  75% of the  Incumbent  Directors  shall  be  treated  as an  Incumbent

Director. For purposes hereof, "person" shall mean any individual,  partnership,

joint  venture,  association,  trust,  or other  entity,  including a "group" as referred to in section 13(d)(3) of the Securities Exchange Act of 1934.

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



                  11.2 If  there  occurs  a  Change  in  Control,  and if  there subsequently  occurs a material adverse change,  without the Executive's written consent,  in the  Executive's  working  conditions or status,  including but not limited  to a  significant  change  in the  nature  or scope of the  Executive's authority,  powers,  duties or responsibilities,  or a reduction in the level of support  services or staff,  then,  whether or not such change  would  otherwise constitute  a breach of this  Agreement by the Company,  this  Agreement  may be terminated by notice given by the  Executive,  specifying  the Change of Control and significant adverse change or changes.

                  11.3 Upon the termination of this Agreement in accordance with

Section 11.2 above, the Executive will be entitled, without any duty to mitigate damages, to:

                       (a) All unpaid  Base Salary  pro-rated  up to the date of

                           termination; and

                       (b) The full number of unissued Bonus Shares  pursuant to

                           Section  4;

                       (c) A  severance  payment  equal to 2.99  times  the Base

                           Salary in effect for the prior fiscal year; and

                       (d) All benefits  available under the Company's  employee

                           benefit programs,  to the extent applicable to senior

                           executives  voluntarily  and amicably  retiring  from

                           employment with the Company.

                  11.4  In  the  event  that  the  Company  shall   actually  or

constructively  terminate this Agreement  during the Initial Term or any Renewal

Term  without  cause (and with or without a Change of  Control),  the  Executive shall be entitled to the same payments,  compensation  and rights as provided in the case of a termination by the Executive under Section 11.3.

                  11.5 The payments and any other  compensation  and benefits to which the Executive is entitled under this Section 11 shall be made available to the  Executive no later than thirty (30) days after the date of any  termination referred to in Section 11.2, 11.3 or 11.4.

                  11.6 In the event that Executive receives the payments and any other compensation and benefits referred to in this Section 11, he will be bound by the  restrictive  provisions of Section 13 for the period  therein  provided,

subject to the right to receive the compensation therein set forth.

         12.      Termination by Executive.
                  -------------------------

                  12.1 If the Executive  shall  terminate his  employment  under this Agreement during the Initial Term without either (i) a Change of Control or

(ii)  the  express  written  consent  of the  Company,  then,  for  purposes  of establishing the rights of the Executive upon such termination, such termination shall be deemed the  equivalent of a  termination  for Cause under Section 12.1,

and the Executive  shall have only those rights with regard to  compensation  as are set forth in Section  12.2,  and the  restrictive  provisions  of Section 13 below  shall  fully  apply  (but the  Executive  shall not have any right to the compensation set forth therein).

                  12.2 If the Executive  shall  terminate his  employment  under this Agreement during any Renewal Term without either (i) a Change of Control or

(ii)  the  express  written  consent  of the  Company,  then,  for  purposes  of establishing  the rights of the Executive upon such  termination,  the Executive shall be entitled to receive:

                       (a) All unpaid  Base Salary  pro-rated  up to the date of

                           termination; and

                       (b) the full and  absolute  ownership of all Bonus Shares

                           previously   delivered   to  him,   subject   to  the

                           provisions  of the  securities  laws  of  the  United

                           States,  but without  the  specific  limitations  set

                           forth in Section 4 hereof.

                  12.3 In the case of a  termination  pursuant to Section  12.2,

the restrictions set forth in Section 13 shall apply to Executive for the period therein  stated,  and the  Executive  shall receive the  compensation  set forth therein.

         13.      Restrictive Covenants; Compensation.
                  ------------------------------------

                  13.1  During  such time as this  Agreement  shall be in effect and,  except as otherwise  explicitly  stated herein,  for a period of three (3)

years  following the  termination  of  Executive's  employment,  and without the

Company's  prior written consent (which may be withheld for any reason or for no reason in Company's sole discretion), Executive shall not do anything in any way inconsistent  with his duties to, or adverse to the  interests  of, the Company,

nor shall Executive,  directly or indirectly,  himself or by or through a family member or otherwise,  alone or as a member of a partnership or joint venture, or as a principal,  officer, director,  consultant,  employee or stockholder of any other entity,  compete with Company or be engaged in or connected with any other business competitive with that of Company or any of its affiliates,  except that

Executive may own as a passive investment not more than five percent (5%) of the securities of any publicly held  corporation  that may engage in such a business competitive with that of Company or any of its Affiliates.

                  13.2 In view of the fact that  Executive  will be brought into close contact with many  confidential  affairs of Company and its Affiliates not readily  available  to the  public,  Executive  agrees  during  the Term of this

Agreement and thereafter:

                           (a) to  keep  secret  and  retain  in  the  strictest

                  confidence all non-public  information  about (i) research and development,  test  results,  suppliers,  venture or strategic partners, licenses and patents or patent applications, planned or existing products, knowhow, financial condition and other financial affairs (such as costs,  pricing,  profits and plans for future  development,  methods of operation  and  marketing concepts) of Company and its  Affiliates;  (ii) the employment policies  and plans of the  Company  and its  Affiliates;  and

                  (iii)  any  other  proprietary  information  relating  to  the

                  Company  and its  Affiliates,  their  operations,  businesses,

                  financial condition and financial affairs  (collectively,  the

                  "Confidential  Information")  and, for such time as Company or any  of its  Affiliates  is  operating,  Executive  shall  not disclose the  Confidential  Information  to anyone not then an officer,  director  or  authorized  employee of Company or its

                  Affiliates, either during or after the term of this Agreement,

                  except in the course of  performing  his duties  hereunder  or with Company's express written consent or except to the extent that such  confidential  information can be shown to have been in the public domain through no fault of Executive; and

                           (b) to  deliver  to  Company  within  ten days  after

                  termination  of his  services,  or at any time  Company may so request,  all  memoranda,  notes,  records,  reports and other documents  relating to Company or its Affiliates,  businesses,

                  financial  affairs or operations  and all property  associated therewith,  which  he may  then  possess  or  have  under  his control.

                  13.3  Executive  shall not at any time  during the  three-year period  following the  termination of his employment for any reason  whatsoever,

including  termination resulting from the natural expiration of the term of this

Agreement,  (i) employ any  individual who was employed by Company or any of its

Affiliates at any time during the such period or during the 12 calendar months immediately preceding such termination, or (ii) in any way cause, influence or participate  in the  employment  of any such  individual  by anyone  else in any business that is competitive with any of the businesses engaged in by Company or any of its Affiliates.

                  13.4  Executive  shall not at any time  during the three -year period following the termination of his employment,  for any reason  whatsoever,

including  termination resulting from the natural expiration of the term of this

Agreement,  directly or  indirectly,  either (i) persuade or attempt to persuade any customer or client of the Company or of any of its Affiliates to cease doing business with Company or with any Affiliate, or to reduce the amount of business it does with Company or with any of its Affiliates,  or (ii) solicit for himself or any person other than Company or any of its  Affiliates,  the business of any individual  or business  which was a customer or client of Company or any of its

Affiliates at any time during the eighteen  month period  immediately  preceding such termination.

                  13.5 Executive acknowledges that the execution and delivery by him of the promises set forth in this Section 13 is an essential  inducement  to

Company to enter into this  Agreement,  and that Company  would not have entered into this Agreement but for such promises.  Executive further  acknowledges that his services are unique and that any breach or threatened breach by Executive of any of the foregoing  provisions of this Section 13 cannot be remedied solely by damages.  In the event of a breach or a threatened breach by Executive of any of the  provisions  of this  Section 13,  Company  shall be entitled to  injunctive relief restraining Executive and any business,  firm,  partnership,  individual,

corporation or other entity  participating  in such breach or attempted  breach.

Nothing herein, however, shall be construed as prohibiting Company from pursuing any other remedies available at law or in equity for such breach or threatened breach,  including the recovery of damages and the immediate  termination of the employment of Executive hereunder.

                  13.6 If any of the  provisions  of, or promises  contained in,

this Section 13 are hereafter  construed to be invalid or  unenforceable  in any jurisdiction,  the same shall not affect the remainder of the  provisions or the enforceability  thereof  in any other  jurisdiction,  which  shall be given full effect,  without regard to the invalid portions or the  unenforceability in such other jurisdiction.  If any provisions  contained in this Section 13 are held to be unenforceable  in any jurisdiction  because of the duration or scope thereof,

the parties hereto agree that the court making such determination shall have the power to reduce the  duration  and/or scope (if such  provision,  in its reduced form, shall be enforceable);  provided,  however, that the determination of such court shall not affect the enforceability,  duration or scope of this Section 13 in any other jurisdiction.

                  13.7 As separate and additional compensation to be paid to the

Executive in  consideration  of the observance  and  performance of the promises contained  in this  Section 13, the Company  agrees  that,  during the period of restrictions  set forth in this Section 13, the Executive will be entitled to be paid an amount  equal to 100% of the Base  Salary  computed  at the annual  rate prevailing  immediately  prior to the termination of his employment (such amount to be paid in the same  manner  as the  Company's  regular  payroll  practices),

except that, (i) in the case of termination  of the  Executive's  employment for

Cause,  or in case the Executive  shall  terminate this Agreement  under Section

12.1 during the Initial Term, the Executive will receive no such compensation

         14.      Relationship of Parties.
                  ------------------------

                  Nothing  herein  contained  shall be  deemed to  constitute  a partnership between or a joint venture by the parties, nor shall anything herein contained be deemed to constitute either the Executive, the Company or any

Affiliates  the  agent of the  other  except as is  expressly  provided  herein.

Neither  Executive  nor  Company  shall  be or  become  liable  or  bound by any representation,  act or omission  whatsoever of the other party made contrary to the provisions of this Agreement.

         15.      Notices.
                  --------

                  All notices and  communications  hereunder shall be in writing and  delivered  by hand or sent by  registered  or certified  mail,  postage and registration or  certification  fees prepaid,  return receipt  requested,  or by overnight delivery such as Federal Express,  and shall be deemed given when hand delivered  or upon three (3) business  days after the date when mailed,  or upon one (1) business day after delivery to an agent for overnight delivery,  if sent in such manner, as follows:

         If to Company:                     Celsion Corporation
                                            10220-1 Old Columbia Road,
                                            Columbia, Maryland 21046-1705.
                                            Attention: Board of Directors


         With a copy to:                    Bresler Goodman & Unterman LLP
                                            521 Fifth Avenue
                                            New York, NY 10175
                                            Attn:    Kevin J. Lake


         If to Executive:                   Augustine Y. Cheung
                                            C/o  Celsion Corporation
                                            10220-1 Old Columbia Road,
                                            Columbia, Maryland 21046-1705.

The  foregoing  addresses may be changed by notice given in the manner set forth in this Section 15.

         16.      Disputes.
                  ---------

                  Any dispute  arising under this Agreement  shall be settled in accordance with the following  provisions.  If the parties are deadlocked on any issue arising under the terms of this Agreement, a tiebreaker shall be chosen by the Dean of the School of Business Administration at the University or Maryland.

Each party may present its proposal to the designated tiebreaker in written form and may, on a date established by the tiebreaker within fifteen calendar days of the day the tiebreaker is chosen,  make an oral  presentation  not to exceed two hours in length,  accompanied by exhibits and written arguments not to exceed 50 pages  in  length.  The  designated  tiebreaker  shall  then  select  one of the submitted proposals, without any change or adjustment, and shall announce to the parties his or her selection within five calendar days of the day of submission.

The party  offering the proposal  that is not selected by the  tiebreaker  shall bear all  costs  and  expenses  (including  legal,  expert  and  other  fees and expenses), and the expenses and fees charged by the tiebreaker. Any award by the tiebreaker  may be  enforced  on  application  of  either  party by the order or judgment  of any  Federal or state  court in the State of  Maryland as the party making such application shall elect, having jurisdiction over the subject matter thereof. Each of the parties hereto hereby submits itself to the jurisdiction of any such court and agree that  service of process on it in any  action,  suit or proceeding  to  enforce  any such  award may be  effected  by the means by which notices are to be given to it under this Agreement.

         17.      Miscellaneous.
                  --------------

                  17.1 This Agreement  contains the entire  understanding of the parties hereto with respect to the employment of Executive by Company during the term hereof,  and the  provisions  hereof may not be altered,  amended,  waived,

terminated  or  discharged in any way  whatsoever  except by subsequent  written agreement executed by the party charged therewith. This Agreement supersedes all prior employment  agreements,  understandings and arrangements between Executive and Company pertaining to the terms of the employment of Executive.  A waiver by either of the parties of any of the terms or conditions of this Agreement, or of any breach hereof, shall not be deemed a waiver of such terms or conditions for the future or of any other term or condition hereof, or of any subsequent breach hereof.

                  17.2 The provisions of this  Agreement are  severable,  and if any provision of this Agreement is invalid,  void, inoperative or unenforceable,

the balance of the  Agreement  shall remain in effect,  and if any  provision is inapplicable to any circumstance, it shall nevertheless remain applicable to all other circumstances.

                  17.3 Company  shall have the right to deduct and withhold from

Executive's  compensation  the  amounts  required to be  deducted  and  withheld pursuant  to any  present or future law  concerning  the  withholding  of income taxes.  In the event that  Company  makes any payments or incurs any charges for

Executive's  account or  Executive  incurs any personal  charges  with  Company,

Company shall have the right and Executive hereby  authorizes  Company to recoup such  payments or charges by deducting  and  withholding  the  aggregate  amount thereof from any compensation otherwise payable to Executive hereunder.

                  17.4 This Agreement shall be construed and  interpreted  under the laws of the State of Maryland  applicable  to  contracts  executed and to be performed entirely therein.

                  17.5 The captions and section  headings in this  Agreement are not part of the provisions  hereof,  are merely for the purpose of reference and shall  have no  force  or  effect  for any  purpose  whatsoever,  including  the construction of the provisions of this Agreement.

                  17.6  To  the  extent   any   provision   of  this   Agreement

contemplates  action  after  termination  hereof or creates a cause of action or claim on which action may be brought by either party,  such provision,  cause of

action  or  claim  shall  survive  termination  of  Executive's   employment  or

termination of this Agreement.

                  17.7  Executive  may not assign his  rights nor  delegate  his duties  under  this  Agreement;  provided,  however,  that  notwithstanding  the foregoing  this  Agreement  shall  inure to the  benefit  of  Executive's  legal representatives,  executors,  administrators or successors and to the successors or assigns of Company.

         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                CELSION CORPORATION

                                By:  /s/ Spencer J.  Volk
                                     --------------------
                                     Spencer J. Volk, President

                                     /s/ Augustine Y.  Cheung
                                     ------------------------
                                     Augustine Y. Cheung